UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2024

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 3, 2024, Gossamer Bio, Inc. (“Gossamer” or the “Company”), GB002, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“GB002”), and Gossamer Bio 002 Ltd., a corporation organized and existing under the laws of Ireland and indirect wholly-owned subsidiary of the Company, entered into a global collaboration and license agreement (the “Chiesi Collaboration Agreement”) with Chiesi Farmaceutici S.p.A and Chiesi USA, Inc. (collectively, “Chiesi”). The collaboration is focused on the development and commercialization of seralutinib and licensed products including seralutinib and related licensed compounds (“Licensed Products”) in the US (“US Territory”) and the rest of the world (“ROW Territory”), for therapeutic, prophylactic and diagnostic uses in humans and animals, for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD) and other indications, as may be permitted under the Chiesi Collaboration Agreement.
Pursuant to the Chiesi Collaboration Agreement, the Company granted exclusive, sublicensable (with Gossamer’s consent required in the US Territory for third party sublicenses) licenses to Chiesi under intellectual property rights controlled by Gossamer relating to seralutinib and Licensed Products, for the worldwide development, manufacture and commercialization of seralutinib and Licensed Products. The licenses granted to Chiesi are subject to retained rights of Gossamer for the worldwide development and manufacture of seralutinib and Licensed Products, commercialization of Licensed Products in the US Territory, and performance of its obligations and exercise of its rights that may be set forth in the global development plan and US commercialization plan, in each case in accordance with the Chiesi Collaboration Agreement.
Chiesi granted Gossamer non-exclusive, sublicenseable (with Chiesi’s consent required in the US Territory for third party sublicenses) licenses under certain practiced intellectual property rights relating to seralutinib and Licensed Products and arising intellectual property rights, in each case as controlled by Chiesi, for the worldwide development and manufacture of seralutinib and Licensed Product and a co-exclusive license (with Chiesi) to commercialize seralutinib and Licensed Products in the US Territory.
The parties agreed to use commercially reasonable efforts to conduct development and commercialization activities in relation to seralutinib and Licensed Products, under the global development plan and US commercialization plan in accordance with the timelines therein. Gossamer will continue to lead global development of seralutinib in PAH and PH-ILD, and the parties will equally share the costs for the activities included in the global development plan for all Licensed Products, with the exception of the PROSERA Phase 3 study, which Gossamer will be solely responsible for conducting at Gossamer’s own cost and expense. With respect to each country in the ROW Territory, such obligation to equally share such development costs shall end when regulatory approval is received for a Licensed Product in such country. With respect to US Territory, the development costs incurred following regulatory approval shall continue to be shared equally. Gossamer will lead commercialization for PAH and PH-ILD in the US, with both parties contributing 50 percent of commercial efforts, including performing 50 percent of the commercialization activities. Chiesi will lead commercialization in the US Territory in additional indications, and Chiesi will have the exclusive right to commercialize Licensed Products in the ROW Territory. Chiesi further agreed to use commercially reasonable efforts to commercialize Licensed Product in certain specified countries in the ROW Territory following receipt of regulatory approvals. Generally, Gossamer will have the right to lead in manufacturing commercial supply of seralutinib and Licensed Products for the US Territory for PAH and PH-ILD, and, subject to any existing obligations of Gossamer to third party manufacturers, Chiesi will have the right to lead in manufacturing commercial supply of seralutinib and Licensed Products in the ROW Territory, in each case in accordance with the Chiesi Collaboration Agreement.
Pursuant to the Chiesi Collaboration Agreement, neither party nor its affiliates is permitted to develop or commercialize any compound or product throughout the term whose primary mechanism of action is inhibition of a tyrosine kinase for the treatment of PAH or PH-ILD in the US Territory or ROW Territory, subject to certain restrictions for the EU and UK.
In consideration and as reimbursement for the Company’s development costs, Chiesi agreed to pay Gossamer $160 million. Additionally, Gossamer will be eligible to receive up to $146 million in regulatory milestones and $180 million in sales milestones. In the US Territory, the parties agreed to share commercial profits and losses equally. In the ROW Territory, Chiesi will pay Gossamer an escalating mid-to-high teens percentage royalty on net sales of Licensed Product for PAH and additional indications on a Licensed Product-by-Licensed Product and country-by-country basis with such payment obligations beginning on the first commercial sale of Licensed Product in such country and expiring on a country-by-country basis on the latest of (a) the expiration of a valid claim to a Gossamer patent right in such country, (b) the expiration of regulatory exclusivity, and (c) the date that is 10 years after the first commercial sale of such Licensed Product in such country.
In addition, Gossamer granted to Chiesi an option to purchase directly from Gossamer, on one or more occasions, up to an aggregate number of shares of Gossamer’s common stock such that immediately following such issuance, Chiesi’s beneficial ownership of Gossamer’s common stock shall not exceed 9.9% of the total number of issued and outstanding shares of

Gossamer’s common stock (the “Equity Option”). The Equity Option shall be exercisable by Chiesi, in whole or in part, at any time prior to the earliest to occur of the date on which (a) the last patient is last dosed in either (i) the PROSERA Phase 3 study for PAH or (ii) a Phase 3 clinical trial for the PH-ILD Indication, (b) any third party commences a tender offer or exchange offer for more than 50% of the outstanding shares of Gossamer’s common stock, and (c) Gossamer publicly announces its intent to consummate a GB002 change of control. The purchase price of each share Gossamer’s common stock subject to the Equity Option shall be equal to 107.5% of the daily volume-weighted average per share price of Gossamer’s common stock on The Nasdaq Stock Market over the 30-trading day period ending on and including the last trading day prior to the date on which Chiesi delivers an exercise notice to Gossamer; provided that such purchase price shall be no less than $1.63 per share. The shares of Gossamer’s common stock to be issued will be issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering, pursuant to the terms of a stock issuance agreement to be entered into between Gossamer and Chiesi in connection with each such exercise of the Equity Option.
Unless earlier terminated, the Chiesi Collaboration Agreement will remain in force until no Licensed Products are being developed or commercialized in the US Territory and in the ROW Territory, on a country-by-country basis, until no royalty terms are in effect for all countries. Either party may terminate the Chiesi Collaboration Agreement for the other party’s material breach, subject to a specified notice and cure periods, or due to an insolvency event of the other party. In lieu of termination upon a party’s material breach due to non-payment of development costs within a specified time the non-breaching party may elect an alternative remedy which may involve modifications to their performance and payment obligations. Gossamer has the right to terminate by providing written notice in the event Chiesi or its affiliates or sublicensee brings a patent challenge and Chiesi does not take certain steps to withdraw from or cease supporting such challenge. Chiesi may terminate the Chiesi Collaboration Agreement for any reason upon prior written notice to Gossamer, subject to a notice period.
The foregoing description of the Chiesi Collaboration Agreement is not complete and is qualified in its entirety by reference to the full text of the Chiesi Collaboration Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the fiscal quarter ending June 30, 2024.
Item 1.02 Termination of a Material Definitive Agreement.
On May 2, 2019, the Company, and certain of its subsidiaries, as borrowers, entered into a credit, guaranty and security agreement, as amended on September 18, 2019, July 2, 2020, December 7, 2022 and February 14, 2023 (the “Credit Facility”), with MidCap Financial Trust (“MidCap”), as agent and lender, and the additional lenders party thereto from time to time (together with MidCap, the “Lenders”), pursuant to which the Lenders agreed to make term loans available to the Company. In connection with the entry into the Chiesi Collaboration Agreement, on May 3, 2024, the Credit Agreement and the other loan documents associated therewith were terminated, the payment and other obligations of Gossamer under the Credit Agreement were paid in full and discharged, and Lenders’ security interests in the Company’s assets and property were released.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above with respect to the issuance of the shares of Gossamer’s common stock in respect of the Equity Option is incorporated in this Item 3.02 by reference.
Item 8.01 Other Events.
On May 6, 2024, the Company issued a press release announcing the Chiesi Collaboration Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 6, 2024
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: May 6, 2024	By:	/s/ Christian Waage
Christian Waage
Executive Vice President, Technical Operations & Administration

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